Exhibit 21.1

                      LIST OF SUBSIDIARIES
                 OF GOLD BANC CORPORATION, INC.

GBC Oklahoma, Inc.
Central Oklahoma Leasing Authority, Inc. (a subsidiary of GBC
   Oklahoma, Inc.)
People First Bank, Hennessey, Oklahoma (a subsidiary of GBC
   Oklahoma, Inc.)
First State Holding Company of Elkhart (a subsidiary of GBC
   Oklahoma, Inc.)
People First Bank, Elkhart, Kansas (a subsidiary of GBC
   Oklahoma, Inc. and First State Holding Company of Elkhart) American Heritage Bancorp, Inc. (a subsidiary of GBC
   Oklahoma, Inc.)
American Heritage Bank, El Reno, Oklahoma (a subsidiary of
   GBC Oklahoma, Inc. and American Heritage Bancorp, Inc.)
CB Acquisition Corp. (a subsidiary of GBC Oklahoma, Inc.)

GBC Florida, Inc.
American Bank (a subsidiary of GBC Florida, Inc.)
ABI Capital Trust (a subsidiary of GBC Florida, Inc.)

GBC Kansas, Inc.
Gold Bank (a subsidiary of GBC Kansas, Inc.)
Gold Banc Financial Services, Inc. (a subsidiary of Gold Bank)
Gold IHC, Inc. (a subsidiary of Gold Bank)
Gold RE Holdings, Inc. (a subsidiary of Gold IHC, Inc.)

Regional Holding Company, Inc. (a subsidiary of Gold Bank)
Gold Banc Mortgage, Inc. (a subsidiary of Regional Holding
   Company, Inc.)
Realty Escrow Services, Inc. (a subsidiary of Regional Holding
   Company, Inc.)

Gold IHC-II, LLC
Gold RE Holdings-II, LLC (a subsidiary of Gold IHC-II, LLC)

Gold Banc Acquisition Corporation IX, Inc.
Gold Banc Acquisition Corporation X, Inc.
Gold Banc Acquisition Corporation V, Inc.

GBCI Capital Trust
GBCI Capital Trust II

Gold Holdings, Inc.

Midwest Capital Management, Inc.

Citizens Bank of Tulsa
Citizens-BK Holdings, Inc. (a subsidiary of Citizens Bank of
   Tulsa)

The Trust Company

CompuNet Engineering, Inc.
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Provident Bank f.s.b
Gold IHC-I, L.L.C. (a subsidiary of Provident Bank f.s.b.)
Gold RE Holdings-I, LLC (a subsidiary of Gold IHC-I, L.L.C.)
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